As filed with the Securities and Exchange Commission on December 23, 1994


                                             Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               LOCTITE CORPORATION
            (Exact name of registrant as specified in its charter)


            Delaware                            06-0701067
  (State or other jurisdiction       (I.R.S. Employer Identification No.)
  of incorporation or organization)


              10 Columbus Boulevard, Hartford, Connecticut 06106
              (Address of Principal Offices)          (Zip Code)


                            1992 Stock Option Plan
                           (Full title of the plan)


                            Eugene F. Miller, Esq.
                Vice President, Secretary and General Counsel
                             Loctite Corporation
                            10 Columbus Boulevard
                        Hartford, Connecticut 06106
                   (Name and address of agent for service)


                                (203) 520-5021
        (Telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE

                              Proposed         Proposed
Title of                      Maximum          Maximum
Securities     Amount         Aggregate        Aggregate      Amount of
to be          to be          Offering Price   Offering       Registration
Registered     Registered     Per Share(1)     Price(1)       Fee

Common Stock   1,000,000 shs  $44.688          $44,688,000    $15,409.65

   (1)  Estimated solely for purposes of calculating the registration fee.

                                 Part II
            Information Required in the Registration Statement


Item 3.   Incorporation of Documents by Reference.

     The documents listed below have been filed by Loctite Corporation (the "Company") with the Securities and Exchange Commission and are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; and

     (c) The description of the common stock of the Company (the "Common Stock") contained in the Registration Statement on Form 8-B of the Company, as amended (No. 1-7608), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of Loctite Corporation for the fiscal year ended December 31, 1993 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6.   Indemnification of Directors and Officers.

     Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

     Unless ordered by a court, indemnification can be made by a corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in Delaware law. The indemnification provided by Section 145 of the DGCL includes the right to be paid by the corporation the expenses incurred in defending proceedings in advance of their final disposition. Such advance payment of expenses, however, may only be made upon delivery to the corporation by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred by
Section 145 of the DGCL is not exclusive of any other right which any person may have or acquire under any statute, provision of the certificate of incorporation or bylaws, or otherwise. In addition, Section 145 of the DGCL authorizes a corporation to maintain insurance, at its expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Exhibit No.         Description

    4.1 Certificate of Incorporation of the Company (Incorporated by Reference to Exhibit (3)(a) of the Company's Registration Statement on Form 8-B (No. 1-7608, filed April 25, 1988)).

    4.2 Bylaws of the Company (Incorporated by Reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

    4.3 1992 Stock Option Plan (Incorporated by Reference to Exhibit A to the Company's Definitive Proxy Statement dated March 17, 1992 for the 1992 Annual Meeting of Stockholders).

   22        Subsidiaries of the Registrant (Incorporated by Reference to
             Exhibit 22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

   23        Consent of Price Waterhouse LLP.

   24 Powers of Attorney (Incorporated by Reference to Exhibit 24 to the Company's Registration Statement on Form S-8 (No. 33-57063)).

Item 9.   Undertakings.

A.   Undertaking to Update Annually

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking With Respect to Incorporating Certain Exchange Act Documents By Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Undertaking to Transmit Certain Material

     (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the

Prospectus, the annual report for the last fiscal year will be furnished to each such employee.

     (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to such provisions of the DGCL or the Certificate of Incorporation or Bylaws of the Company or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on December 20, 1994.

                              LOCTITE CORPORATION



                                     By  /s/ Eugene F. Miller
                                        Name:     Eugene F. Miller
                                        Title:    Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                Title                     Date


          *
- ------------------------                                December 20, 1994
Kenneth W. Butterworth    Chairman and Director


 /s/ David Freeman
- ------------------------                                December 21, 1994
David Freeman             President, Chief Executive
                          Officer and Director
                          (Principal Executive
                          Officer)
                                                        December 20, 1994
 /s/ Robert L. Aller
- -----------------------
Robert L. Aller           Senior Vice President and
                          Chief Financial Officer
                          (Principal Accounting
                          Officer)

 /s/ Robert M.Kimball                                   December 21, 1994
- -----------------------
Robert M. Kimball         Treasurer


       *
- -----------------------
Robert E. Ix              Director                      December 20, 1994

       *
- -----------------------
Frederick B. Krieble      Director                      December 20, 1994

       *
- -----------------------

Dr. Roman Dohr            Director                      December 20, 1994

       *
- -----------------------
Dr. Jurgen Manchot        Director                      December 20, 1994


- -----------------------
John K. Armstrong         Director                      December __, 1994

       *
- -----------------------
Stephen J. Trachtenberg   Director                      December 20, 1994

       *
- -----------------------
Wallace Barnes            Director                      December 20, 1994

       *
- -----------------------
Peter C. Browning         Director                      December 20, 1994

       *
- -----------------------                                 December 20, 1994
Stephen F. Page           Director



*By /s/Eugene F. Miller
   --------------------
   Name:   Eugene F. Miller
   Title:  Attorney-in-Fact

                                   EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION                                        PAGE




4.1 Certificate of Incorporation of the Company (Incorporated by Reference to Exhibit (3)(a) of the Company's
               Registration Statement on Form 8-B (No. 1-7608, filed April 25, 1988)).

4.2 Bylaws of the Company (Incorporated by Reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

4.3 1992 Stock Option Plan (Incorporated by Reference to Exhibit A to the Company's Definitive Proxy Statement dated March 17, 1992 for the 1992 Annual Meeting of Stockholders).

22 Subsidiaries of the Registrant (Incorporated by Reference to Exhibit 22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

23             Consent of Price Waterhouse LLP.

24             Powers of Attorney (Incorporated by Reference to Exhibit
               24 to the Company's Registration Statement on Form S-8 (No. 33-57063)).